UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

Vivid Seats Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40926	86-3355184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street Suite 800
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 291-9966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The NASDAQ Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2021, Vivid Seats, LLC (the “Company,” a wholly owned subsidiary of Vivid Seats Inc.) entered into a lease (the “Lease”) with BSREP II SS Chicago LLC (the “Landlord”). Pursuant to the Lease, the Company will lease approximately 48,000 square feet of office space located at 24 East Washington Street, Suite 900, Chicago, IL 60602 (the “New Premises”) for its new principal executive offices.

The term of the Lease will commence on January 1, 2023 (the “Commencement Date”) and expire after eleven (11) years, unless sooner terminated. The Lease provides the Company an option to extend the Lease for one five-year period at fair market rent, as defined in the Lease.

The date on which the Company will become responsible for paying rent under the Lease will be the Commencement Date (subject to preconditions, early occupancy charges, and post-commencement abatement rights negotiated by Company in the Lease).

The Company’s monthly base rent for the New Premises, net of abatement rights, will average $122,500. The Company will be obligated to pay the landlord for certain costs, taxes and operating expenses as specified in the Lease.

The New Premises will support most executive and corporate functions and will accommodate a growing employee base. The Company will receive an improvement allowance of approximately $6.5 million for use towards build-out costs and associated moving costs and expenses.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a complete copy of which is incorporated herein by reference and is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement

On November 2, 2021, the Company sent notice terminating its current lease which it entered with 111 N. Canal Realty Holdco LLC, dated April 30, 2014. The effective date of termination will be November 15, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The description of the Lease in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Lease dated December 21, 2021 between Vivid Seats, LLC and BSREP II SS Chicago LLC
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivid Seats Inc.

Date:	December 22, 2021	By:	/s/ Lawrence Fey
Lawrence Fey Chief Financial Officer